PROSPECT CAPITAL

Subscription Agreement

SECTION 1 : INVESTMENT

Payment Instructions: Make all checks payable to "UMB BANK Escrow Agent for Prospect Capital AA1 or MM1 To wire funds, see instruction on Page 5.

Prospect Capital Corporation proposes to offer up to a maximum of 10,000,000 shares in connection with this offering (the "Offering"). Each share of Preferred Stock will be sold at a public offering price of $25 per share and will not be certificated.

This Subscription Agreement is to be completed by the individual at the broker-dealer who will be signing the Subscription Agreement. ALL sections **MUST** be completed and legible. Write/Type "N/A" in the sections that are not applicable.

Share Selection (Choose One) AA1 ☐ **RIA/Fee Based Accounts:** AA1(NAV) ☐ MM1 ☐

Number of **shares** purchased: ______

Purchase price per unit: $ ______

Aggregate purchase price: $ 0

Minimum initial investment of at least $1,000. No fractional shares will be issued.

Check here if additional purchase and complete the investor information in section 3 : ☐

Account #: ______
(if applicable)

SECTION 2 : ACCOUNT TYPE

Check one Box Only

ACCOUNT TYPE	ADDITIONAL REQUIRED DOCUMENTATION
○ Individual ☐ TOD	If TOD, Transfer on Death form
○ Joint Tenants WROS ○ Tenants in Common ○ Community Property ☐ TOD	If TOD, Transfer on Death form
○ Trust	Trustee Certification form or trust documents
○ Estate	Documents evidencing individuals authorized to act on behalf of estate
○ Custodial ☐ UGMA: State of ____ ☐ UTMA: State of ____	None.
○ Corporation ○ C Corp ○ S Corp	Articles of Incorporation or Corporate Resolution
○ LLC	LLC Operating Agreement or LLC Resolution
○ Partnership	Partnership Certification of Powers or Certificare of Limited Partnership
○ Non-Profit Organization	Formation document or other document evidencing authorized signers
○ Profit Sharing Plan ○ Defined Benefit Plan ○ KEOGH Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
○ Traditional IRA ○ SEP IRA ○ ROTH IRA ○ Simple IRA ○ Inherited/Beneficial IRA * Complete Custodial Ownership below	For Inherited IRA indicate Decedent's name: ______
○ Other (Specify) ______	

CUSTODIAL OWNERSHIP: For *All* Qualified Accounts

THIRD PARTY ADMINISTERED CUSTODIAL PLAN - (New IRA accounts will require an additional application)

CUSTODIAN INFORMATION (To be completed by Custodian above)

Custodian Tax ID#: ______	Name of Custodian: ______
Custodian Account#: ______	Mailing Address: ______
Custodian Phone#: ______	City, State, ZIP: ______

For help completing this form, please call Investor Services at **212-448-0702**

SECTION 3 : INVESTOR INFORMATION

Please print name(s) in which Shares are to be registered.

A. INVESTOR/TRUSTEE

First Name:

Middle Name:

Last Name:

Tax ID or SS#:

Street Address:

City:

State:

ZIP:

Daytime Phone#

Email address:

Date of Birth: / /

Employer:

Retired:

If Non-U.S. Citizen, specify Country of Citizenship:

B. CO-INVESTOR/CO-TRUSTEE

First Name:

Middle Name:

Last Name:

Tax ID or SS#:

Street Address:

City:

State:

ZIP:

Daytime Phone#

Email address:

Date of Birth: / /

Employer:

Retired:

If Non-U.S. Citizen, specify Country of Citizenship:

C. TRUST/CORPORATION/PARTNERSHIP/OTHER

Trustee's information must be provided in Sections 3A and 3B.

Entity Name/ Title of Trust

Date of Trust: / /

Tax ID #:

D. GOVERNMENT ID (FOREIGN CITIZENS ONLY)

Identification documents must have a reference number and photo. Please attach photocopy.

PLACE OF BIRTH

City:

State/Province:

Country:

IMMIGRATION STATUS

- ◯ U.S Driver's License
- ◯ INS Permanent Resident Alien Card
- ◯ Foreign National Identity Documents
- ◯ Employee Authorization Document
- ◯ Passport without U.S. Visa
- ◯ Passport with U.S. Visa

Bank Name:

Account#:

Bank Address:

Bank Phone#:

Number for the document checked above:

Country of Issuance:

For help completing this form, please call Investor Services at **212-448-0702**

SECTION 4 : DISTRIBUTIONS

Select only one; if nothing is marked the distributions will default to Mail Check (to the Address of Record)

Complete this section to elect how to receive your dividend distributions.
IRA accounts may not direct distributions without the custodian's approval.

I hereby subscribe for Shares of Prospect Capital Corporation and elect the distribution option indicated below:

○ **Dividend Reinvestment Plan** (Please note this option is only effective for accounts held with Computershare)

For Custodial Accounts Qualified (IRA) all distributions will be sent via check directly to the Custodian as listed in Section 2. For Non-Custodial Or Non-qualified Firm/Platform Accounts. Please choose one option:

○ **Mail Check** *(to the Address of Record)*

○ **Direct via ACH Deposit** *Please attach a pre-printed voided check (Non-Custodian Investors only) & sign authorization*

○ **Mail Check** *to clearing firm/ financial institution listed below & sign authorization*

I authorize Prospect Capital Corporation or its agent to deposit my cash distribution/dividend election to my brokerage checking or savings account. This authority will remain in force until I notify Prospect Capital Corporation in writing to cancel. If Prospect Capital Corporation deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/ Financial Institution: ____________ Mailing Address: ____________

City: ________ State: ______ ZIP: ______ Phone #: ____________

Your Account#: ○ Checking Account ○ Savings Account ____________ ABA/Routing#: ____________

○ Brokerage Account ____________

Owner Signature ____________ Co-Owner Signature *(if applicable)* ____________

Date: ____ / ____ / ____ Date: ____ / ____ / ____

Please Attach Copy Of Voided Check To This Form If Funds Are To Be Sent To A Bank

* The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Attach Check Here


Bobby Bankrate
123 Bankrate Boulevard
New York, NY 10001
555-555-5555
1111
Date:
Pay to the order of:
$
DOLLARS
Generic
Bank and Trust
Memo:
|:123456789
|:10987654321
|:1111
Routing Number
Account Number
Check Number

For help completing this form, please call Investor Services at **212-448-0702**

SECTION 5 : SUBSCRIBER ACKNOWLEDGMENTS AND SIGNATURES

The undersigned hereby confirms this agreement to purchase the shares on the terms and conditions set forth herein and acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf) each of the following:

(a) I have received, read and understand the Registration Statement (Registration No. 333-236415), as modified or amended, including the related Prospectus, Supplement and annual and periodic reports filed with the SEC (incorporated by reference into the registration statement, prospectus and prospectus supplement) wherein the terms, conditions and risks of the offering are described and agree to be bound by the terms and conditions.

(b) I am purchasing shares for my/our own account.

(c) I acknowledge that the shares of Preferred Stock are not traded and there is no public market for the shares of Preferred Stock and may not be able to sell or redeem the shares of Preferred Stock. Conversion of shares may be subject to a five year declining redemption fee (Series AA1) or a 3-month dividend clawback for the first year from issuance (Series MM1).

(d) I understand this is intended as an intermediate to long-term investment and I have adequate means of providing for my current financial needs and personal contingencies.

(e) I attest to having the knowledge and experience in financial matters such that I am capable of evaluating the risks of the Offering.

(f) I consider this investment suitable in meeting my overall investment objectives.

(g) I am in compliance with the USA PATRIOT Act and not on any governmental authority watch list.

Form W-9: I HEREBY CERTIFY under penalty of perjury, I certify that: (i) that the taxpayer identification number shown on the Subscription is correct (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien). (iv) The FATCA code(s) entered on this for (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature ____________

Date: ___ / ___ / ___

Co-Owner Signature *(if applicable)* ____________

Date: ___ / ___ / ___

Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature *(Custodian or Trustee)* ____________

Date: ___ / ___ / ___

Once your account is established go to **www.computershare.com/investor** and sign up for electronic communication and you'll help us save trees by reducing paper.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

For help completing this form, please call Investor Services at **212-448-0702**

SECTION 6 : FINANCIAL ADVISOR INFORMATION

All fields must be completed

The Financial Advisor must sign below to complete order. The Financial Advisor hereby represents and warrants that he/she is duly licensed and may lawfully sell shares of Prospect Capital Corporation.

Broker Dealer/RIA: ______

Financial Advisor Name: ______

Mailing Address: ______

City: ______ State: ______ Zip: ______

Email Address: ______

Business Phone# ______ Fax#: ______

Broker-Dealer CRD#: ______

Advisor#: ______

Financial Advisor CRD: ______

☐ **AA1 (NAV), MM1 Only - RIA Submission** Check this box to indicate whether submission is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer. If applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. I understand that by checking the above box, I will not receive a selling commission.

The undersigned further represents and certifies that in connection with the subscription for MM1 he/see has compiled with and has followed all applicable policies and procedures under his firm's existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor Signature: ______

Date: ____ / ____ / ____

Branch Manager and /or RIA Signature: ______

Date: ____ / ____ / ____

SECTION 7 : PAYMENT INSTRUCTIONS

SUBMISSION: Mail the ORIGINAL documents, along with your check payable to "UMB Bank Escrow Agent for PSEC AA1" or "UMB Bank Escrow Agent for PSEC MM1," as applicable, to the address below. To wire funds, see instructions below.

CHECKS & DOCUMENTS INSTRUCTIONS

Make Checks Payable to:
UMB Bank Escrow Agent for Prospect Capital Corporation AA1
UMB Bank Escrow Agent for Prospect Capital Corporation MM1

Note: Cash, Cashier's checks/official bank checks in bearer form, foreign checks, money orders, third party checks or traveler's checks will not be accepted

Mail to:
UMB Bank, N.A. Corporate Trust & Escrow Services
Attention: Lara Stevens/Mail Stop 1011201
928 Grand, 12th Floor, Kansas City, MO 64106

Phone: (816)860-3017 **Fax:** (816) 860-3029

WIRE INSTRUCTIONS

UMB Bank, N.A.
ABA No: 101000695
Acct No: 9800006823
Acct Name: Trust Clearance
Reference: 157760.1 - Prospect Capital Corporation AA1- [Investor Name] - Attn: Lara Stevens
Reference: 157760.2 - Prospect Capital Corporation MM1- [Investor Name] - Attn: Lara Stevens

For help completing this form, please call Investor Services at **212-448-0702**